Exhibit 4.2.24.3

AMBAC Municipal Bond Insurance Policy
AMBAC Indemnity Corporation
c/o CT Corporation Systems
44 East Mifflin St., Madison, Wisconsin 53703
Administrative Office:
One State Street Plaza, New York, NY 10004
Telephone: (212) 668-0340

Issuer:    CONNECTICUT DEVELOPMENT AUTHORITY

Policy Number:  13587BE

Bonds:     $62,000,000 Pollution Control Revenue Bonds
           (The Connecticut Light and Power Company
           Project - 1996A Series) dated May 21, 1996 and maturing on May 1, 2031. The Trustee is
           Fleet National Bank, Hartford, Connecticut.

Premium:   $3,747,355.78

AMBAC Indemnity Corporation (AMBAC) A Wisconsin Stock Insurance Company

in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees to pay to the United States Trust Company of New York, as trustee, or its successor (the "Insurance Trustee"), for the benefit of Bondholders, that portion of the principal of and interest on the above-described debt obligations (the "Bonds") which shall become Due for Payment but shall be unpaid by reason of Nonpayment by the Issuer.

AMBAC will make such payments to the Insurance Trustee within one (1) business day following notification to AMBAC of Nonpayment. Upon a Bondholder's presentation and surrender to the Insurance Trustee of such unpaid Bonds or appurentant coupons, uncanceled and in bearer form and free of any adverse claim, the Insurance Trustee will disburse to the Bondholder the face amount of principal and interest which is then Due for Payment but is unpaid. Upon such disbursement, AMBAC shall become the owner of the surrendered Bonds and coupons and shall be fully subrogated to all of the Bondholder's rights to payment.

In cases where the Bonds are issuable only in a form whereby principal is payable to registered Bondholders or their assigns, the Issurance Trustee shall disburse principal to a Bondholder as aforesaid only upon presentation and surrender to the Insurance Trustee of the unpaid Bond, uncanceled and free of any adverse claim, together with an instrument of assignment, in form satisfactory to the Insurance Trustee, duly executed by the Bondholder or such Bondholder's duly authorized representative, so as to permit ownership of such Bond to be registered in the name of AMBAC or its nominee. In cases where the Bonds are issuable only in a form whereby interest is payable to registered Bondholders or their assigns, the Issurance Trustee shall disburse interest to a Bondholder as aforesaid only upon presentation to the Insurance Trustee of proof that the claimant is the person entitled to the payment of interest on the Bond and upon presentation to the Insurance Trustee of proof that the claimant is the person entitled to the payment of interest on the Bond and delivery to the Insurance Trustee of an instrument of assignment, in form satisfactory to the Insurance Trustee, duly executed by the claimant Bondholder or such Bondholder's duly authorized representative, transferring to AMBAC all rights under such Bond to receive the interest in respect of which the insurance disbursement was made. AMBAC shall be subrogated to all the Bondholders' rights to payment on registered Bonds to the extent of the insurance disbursements so made.

In the event the trustee or paying agent for the Bonds has notice that any payment of principal of or interest on a Bond which has become Due for Payment and which is made to a Bondholder by or one behalf of the Issuer of the Bonds has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such registered owner will be entitled to payment from AMBAC to the extent of such recovery if sufficient funds are not otherwise available.

As used herein, the term "Bondholder" means any person other than the Issuer who, at the time of Nonpayment, is the owner of a Bond or of a coupon appertaining to a Bond. As used herein, "Due for Payment," when referring to the principal of Bonds, is when the stated maturity date or a mandatory redemption date for the application of a required sinking fund installment has been reached and does not refer to any earlier date on which payment is due by reason of call for redemption (other than by application of required sinking fund installments), acceleration or other advancement of maturity; and, when referring to interest on the Bonds, is when the stated date for payment of interest has been reached. As used herein, "Nonpayment" means the failure of the Issuer to have provided sufficient funds to the paying agent for payment in full of all principal of and interest on the Bond which are Due for Payment.

This Policy is noncancelable. The premium on this Policy is not refundable for any reason, including payment of the Bonds prior to maturity. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Bond, other than at the sole option of AMBAC, nor against any risk other than Nonpayment.

In witness whereof, AMBAC has caused this Policy to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon AMBAC by virtue of the countersignature of its duly authorized representative.

/s/ P. Lassiter
President

AMBAC INDEMNITY CORPORATION CORPORATE SEAL WISCONSIN

/s/ Stephen S. Cooke
Secretary

/s/ Eileen T. Kerchoff
Authorized Representative

/s/ Cynthia Chaney
Authorized Officer

Effective Date:  January 23, 1997

UNITED STATES TRUST COMPANY OF NEW YORK acknowledges that it has agreed to perform the duties of Insurance Trustee under this Policy.

AMBAC

AMBAC Indemnity Corporation
c/o CT Corporation Systems
44 East Mifflin St., Madison, Wisconsin 53703
Administrative Office:
One State Street Plaza, New York, NY 10004
Telephone: (212) 668-0340

Endorsement

Policy issued to:  CONNECTICUT DEVELOPMENT AUTHORITY

Attached to and forming part of

POLICY NO. 13587BE

Effective Date of Endorsement:

January 23, 1997

The Policy to which this endorsement is attached and of which it forms a part is hereby amended to provide that the payment by AMBAC to the Insurance Trustee, for the benefit of the Bondholders, of the principal of an interest on the Bonds which shall become Due for Payment but which are unpaid by reason of Nonpayment by the Issuer shall include any scheduled interest payment and required mandatory redemption of Bank Bonds pursuant to Section 2.4(G)(i) of the Amended and Restated Indenture of Trust between the Issuer and Fleet National Bank, as trustee, dated as of May 1, 1996 and Amended and Restated as of January 1, 1997, related to the Bonds and the Standby Bond Purchase Agreement.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

In Witness Whereof, AMBAC has caused this Endorsement to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon AMBAC by virtue of the countersignature of its duly authorized representative.

AMBAC Indemnity Corporation.

/s/ P. Lassiter
President

AMBAC INDEMNITY CORPORATION CORPORATE SEAL WISCONSIN

/s/ Stephen S. Cooke
Secretary

/s/ Eileen T. Kerchoff
Authorized Representative

AMBAC

AMBAC Indemnity Corporation
c/o CT Corporation Systems
44 East Mifflin St., Madison, Wisconsin 53703
Administrative Office:
One State Street Plaza, New York, NY 10004
Telephone: (212) 668-0340

Endorsement

Policy issued to:  CONNECTICUT DEVELOPMENT AUTHORITY

Attached to and forming part of

POLICY NO. 13587BE

Effective Date of Endorsement:

January 23, 1997

Notwithstanding the terms and provisions contained in this Policy, it is further understood that the term "Due for Payment" shall also mean, when referring to the principal of and interest on a Bond, any date on which the Bonds shall have been duly called for special mandatory redemption as a result of a final determination by a court of competent jurisdiction or an administrative agency that interest paid or payable on the Bonds to other than a substantial user or a related person is or was includable in the gross income of the owner thereof for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended, pursuant to Section 2.4(C) of the Amended and Restated Indenture of Trust between the Issuer and Fleet National Bank, as trustee, dated as of May 1, 1996 and Amended and Restated as of January 1, 1997 securing the Bonds.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

In Witness Whereof, AMBAC has caused this Endorsement to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon AMBAC by virtue of the countersignature of its duly authorized representative.

AMBAC Indemnity Corporation.

/s/ P. Lassiter
President

AMBAC INDEMNITY CORPORATION CORPORATE SEAL WISCONSIN

/s/ Stephen S. Cooke
Secretary

/s/ Eileen T. Kerchoff
Authorized Representative

AMBAC

AMBAC Indemnity Corporation
c/o CT Corporation Systems
44 East Mifflin St., Madison, Wisconsin 53703
Administrative Office:
One State Street Plaza, New York, NY 10004
Telephone: (212) 668-0340

Endorsement

Policy issued to:  CONNECTICUT DEVELOPMENT AUTHORITY

Attached to and forming part of

POLICY NO. 13587BE

Effective Date of Endorsement:

January 23, 1997

In the event that AMBAC Indemnity Corporation were to become insolvent, any claims arising under the Policy would be excluded from coverage by the Connecticut Insurance Guaranty Association.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

In Witness Whereof, AMBAC has caused this Endorsement to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon AMBAC by virtue of the countersignature of its duly authorized representative.

AMBAC Indemnity Corporation.

/s/ P. Lassiter
President

AMBAC INDEMNITY CORPORATION CORPORATE SEAL WISCONSIN

/s/ Stephen S. Cooke
Secretary

/s/ Eileen T. Kerchoff
Authorized Representative